Exhibit 99.1

For Immediate Release

CHOICE HOTELS REPORTS A 20% INCREASE IN SECOND QUARTER 2012 DILUTED EPS AND DOMESTIC REVPAR GROWTH OF 7.7%

New Domestic Hotel Franchise Contracts Rise 54%

SILVER SPRING, MD. (July 26, 2012) – Choice Hotels International, Inc., (NYSE:CHH) today reported the following highlights for the second quarter of 2012:

•	Diluted earnings per share (“EPS”) for the second quarter of 2012 of $0.55 compared to diluted EPS of $0.46 for the second quarter of 2011, a 20% increase.

•
Earnings before interest, taxes, depreciation and amortization (“EBITDA”) increased 14% to $53.6 million for the three months ended June 30, 2012, compared to $47.0 million for the three months ended June 30, 2011. Operating income increased 14% from $45.1 million for the three months ended June 30, 2011 to $51.6 million for the same period of 2012.

•
Franchising revenues increased 6% to $77.8 million for the three months ended June 30, 2012 from $73.4 million for the same period of 2011. Total revenues increased 5% to $173.6 million for the three months ended June 30, 2012 compared to the same period of 2011.

•	Domestic royalty fees for the three months ended June 30, 2012 increased $4.4 million to $59.8 million from $55.4 million in the three months ended June 30, 2011, an increase of 8%.

•	Franchising margins increased from 61.2% for the three months ended June 30, 2011 to 65.9% for the same period of the current year.

•	Worldwide unit growth increased 1.3 percent from June 30, 2011 comprised of domestic and international unit growth of 1.3 percent and 1.6 percent, respectively.

•
Domestic system-wide revenue per available room (“RevPAR”) increased 7.7% for the three months ended June 30, 2012 compared to the same period of 2011 as occupancy and average daily rates increased 250 basis points and 2.8 percent, respectively.

•	The company executed 106 new domestic hotel franchise contracts for the three months ended

June 30, 2012 compared to 69 new domestic hotel franchise contracts in the same period of the prior year, a 54% increase.

•	The number of worldwide hotels under construction, awaiting conversion or approved for development as of June 30, 2012 was 453 hotels representing 37,380 rooms.

“We are very pleased with our results for the quarter. People are traveling, we are driving record traffic to our hotels and the development environment is improving. Our second quarter results in fact were highlighted by the 106 new domestic franchise agreements we executed in the second quarter of 2012, a 54% increase over the prior year,” said Stephen P. Joyce, president and chief executive officer. “These results demonstrate our ability to attract owners to our family of eleven brands due to our size, scale and distribution which allows us to deliver guests and create opportunities for our franchisees to achieve exceptional returns on investment. We are also excited about our recent announcement of the declaration of a $600 million special cash dividend to shareholders which further illustrates our commitment and adds to our already strong history of returning value to our shareholders over time.”

Use of Free Cash Flow
The company has historically used its free cash flow (cash flow from operations less capital expenditures) to return value to shareholders, primarily through share repurchases and dividends.

Dividends

For the six months ended June 30, 2012, the company paid $21.4 million of cash dividends to shareholders. The current quarterly dividend rate per common share is $0.185, subject to declaration by our board of directors.

On July 26, 2012, the company announced that its board of directors declared a special cash dividend in the amount of $10.41 per share or approximately $600 million in the aggregate. The record date for the special cash dividend is August 20, 2012 and the special cash dividend will be paid on August 23, 2012. The company has been informed by the New York Stock Exchange that, in accordance with its rules, the ex-dividend date is expected to be August 24, 2012. Accordingly, stockholders who sell their shares on or before the payment date will not be entitled to receive the special cash dividend.

The special cash dividend is being paid with the proceeds from the company’s recent offering of $400 million, 5.75% unsecured senior notes and its new senior secured credit facility. On June 27, 2012, the company issued unsecured senior notes in an aggregate principal amount of $400 million, in an underwritten, registered public offering. The notes will mature in July 2022 and bear a coupon rate of interest of 5.75%. Considering bond issuance costs, the company’s effective interest cost related to these senior notes is approximately 5.94%.

On July 25, 2012, the company entered into a senior secured credit facility consisting of a $200 million revolving credit tranche and a $150 million term loan tranche, with a four year term. The company expects to utilize the proceeds from the term loan as well as approximately $50 million under the revolving credit tranche for payment of the special dividend. As a result of entering into the senior secured credit facility, the company’s existing $300 million senior unsecured revolving credit facility was terminated.

The senior secured credit facility is secured by a first priority pledge of equity by certain wholly-owned subsidiaries and contains customary financial covenants, including with respect to restrictions on liens, incurring indebtedness, making investments, restricted payments and effecting mergers and/or asset sales. In addition, the senior secured credit facility imposes certain financial maintenance covenants. The company may elect to have borrowings under the senior secured credit facility bear interest at (i) a base rate plus a margin ranging from 100 to 325 basis points based on the company’s total leverage ratio or (ii) LIBOR plus a margin ranging from 200 to 425 basis points based on the company’s total leverage ratio.

Share Repurchases

During the three months ended June 30, 2012, the company purchased approximately 0.2 million shares of its common stock at an average price of $37.39 for a total cost of $7.0 million under the share repurchase program. During the six months ended June 30, 2012, the company repurchased 0.5 million shares for a total cost of $19.9 million at an average price of $37.02 and has authorization to purchase up to an additional 1.4 million shares under this program. We expect to continue making repurchases under our share repurchase program in the open market and through privately negotiated transactions, subject to market and other conditions. No minimum number of share repurchases has been fixed. Since Choice announced its stock repurchase program on June 25, 1998, the company has repurchased 45.3 million shares of its common stock for a total cost of $1.1 billion through June 30, 2012. Considering the effect of a two-for-one stock split in October 2005, the company had repurchased 78.3 million shares through June 30, 2012 under the share repurchase program at an average price of $13.89 per share.

Other

Our board of directors previously authorized us to enter into programs which permit us to offer financing, investment and guaranty support to qualified franchisees as well as to acquire and resell real estate to incent franchise development for certain brands in strategic markets. Over the next several years, we expect to continue to opportunistically deploy capital pursuant to these programs to promote growth of our emerging brands. The amount and timing of the investment in these programs will be dependent on market and other conditions. Notwithstanding these programs, the company expects to continue to return value to its shareholders through a combination of share repurchases and dividends, subject to market and other conditions.

Outlook for 2012
The company’s third quarter 2012 diluted EPS is expected to be $0.61. The company expects full-year 2012 diluted EPS to range between $1.91 and $1.94. EBITDA for full-year 2012 are expected to range between $201.0 million and $203.5 million. These estimates include the following assumptions:

•	The company expects net domestic unit growth to range between flat and a 1% increase in 2012;

•	RevPAR is expected to increase approximately 5% for third quarter of 2012 and increase between 6% and 7% for full-year 2012;

•	The effective royalty rate is expected to remain flat for full-year 2012;

•	All figures assume the existing share count and an effective tax rate of 34.0% for the third quarter and 33.8% for full-year 2012.

•
Diluted EPS guidance for full-year 2012 reflects the impact of increased borrowing costs to be incurred as the result of the declaration of a $600 million special cash dividend to be paid in the third quarter of 2012 which is expected to total approximately $14 million or $0.16 per share.

Conference Call
Choice will conduct a conference call on Friday, July 27, 2012 at 9:30 a.m. EST to discuss the company’s second quarter 2012 results. The dial-in number to listen to the call is 1-866-730-5767, and the access code is 51535988. International callers should dial 1-857-350-1591 and enter the access code 51535988. The conference call also will be Webcast simultaneously via the company’s Web site, www.choicehotels.com. Interested investors and other parties wishing to access the call via the Webcast should go to the Web site and click on the Investor Info link. The Investor Information page will feature a conference call microphone icon to access the call.
The call will be recorded and available for replay beginning at 12:00 p.m. EST on Friday, July 27, 2012 through Monday, August 27, 2012 by calling 1-888-286-8010 and entering access code 76425859. The international dial-in number for the replay is 1-617-801-6888, access code 76425859. In addition, the call will be archived and available on www.choicehotels.com via the Investor Info link.

About Choice Hotels
Choice Hotels International, Inc. franchises approximately 6,200 hotels, representing more than 495,000 rooms, in the United States and more than 30 other countries and territories.  As of June 30, 2012, more than 375 hotels were under construction, awaiting conversion or approved for development in the United States, representing more than 30,000 rooms, and 75 hotels, representing approximately 6,700 rooms, were under construction, awaiting conversion or approved for development in 15 other countries and territories.  The company's Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge and Rodeway Inn brands serve guests worldwide.  In addition, via its Ascend Collection membership program, travelers have upscale lodging options at historic, boutique and unique hotels.

Additional corporate information may be found on the Choice Hotels International, Inc. web site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements
Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Generally, our use of words such as "expect," "estimate," "believe," "anticipate," "will," "forecast," "plan”," project," "assume" or similar words of futurity identify such forward-looking statements.  These forward-looking statements are based on management's current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management.  Such statements may relate to projections of the company’s revenue, earnings and other financial and operational measures, company debt levels, ability to repay outstanding indebtedness, payment of dividends, and future operations, among other matters.   We caution you not to place undue reliance on any such forward-looking statements.  Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements.  Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions;  operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for reservations systems and other operating systems; fluctuations in the supply and demand for hotels rooms; and our ability to manage effectively our indebtedness.  These and other risk factors are discussed in detail in the Risk Factors section of the company's Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission on February 29, 2012 and our quarterly reports filed on Form 10-Q.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements Presented in Exhibit 8
Adjusted diluted EPS, EBITDA, franchising revenues and franchising margins are non-GAAP financial measurements. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (“GAAP”), such as diluted earnings per share, operating income, total revenues and operating margins. The company’s calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release that reconciles these measures to the comparable GAAP measurement. We discuss management’s reasons for reporting these non-GAAP measures below.

Earnings Before Interest, Taxes, Depreciation and Amortization: EBITDA reflects earnings excluding the impact of interest expense, tax expense, depreciation and amortization. Our management considers EBITDA to be an indicator of operating performance because it can be used to measure our ability to service debt, fund capital expenditures, and expand our business. EBITDA is a commonly used measure of performance in our industry. In addition, it is used by analysts, lenders, investors and others, as well as by us, to facilitate comparisons between the company and its competitors because it excludes certain items that can vary widely across different industries or among companies within the same industry.

Franchising Revenues and Margins: The company reports franchising revenues and margins which exclude marketing and reservation revenues and hotel operations. Marketing and reservation activities are excluded from revenues and operating margins since the company is required by its franchise agreements to use these fees collected for marketing and reservation activities. Cumulative reservation and marketing system fees not expended are recorded as a liability on the company’s financial statements and are carried over to the next fiscal year and expended in accordance with the franchise agreements. Cumulative marketing and reservation expenditures in excess of system fees collected for marketing and reservation activities are recorded as a receivable on the company’s financial statements. In addition, the company has the contractual authority to require that the franchisees in the system at any given point repay the company for any deficits related to marketing and reservation activities. Hotel operations are excluded since they do not reflect the most accurate measure of the company’s core franchising business. These non-GAAP measures are a commonly used measure of performance in our industry and facilitate comparisons between the company and its competitors.

Adjusted Diluted EPS: The company’s management uses adjusted diluted EPS, which excludes a reduction in the carrying amount of land held for sale resulting in a loss of $1.8 million included in other gains and losses during the six months ended June 30, 2011. This amount represented net income of $1.1 million and diluted EPS of $0.02 for the six months ended June 30, 2011. The company utilizes this non-GAAP measure to enable investors to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of on-going operations.

Contacts
David White, Senior Vice President, Chief Financial Officer & Treasurer
(301) 592-5117
Robin Pence, Vice President, Public Relations
(301) 592-5186

Choice Hotels, Choice Hotels International, Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge, Rodeway Inn and Ascend Collection are proprietary trademarks and service marks of Choice Hotels International.

ã 2012 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc.							Exhibit 1
Consolidated Statements of Income
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
			Variance				Variance
	2012	2011	$	%	2012	2011	$	%
(In thousands, except per share amounts)
REVENUES:
Royalty fees	$66,064	$61,620	$4,444	7%	$113,917	$105,414	$8,503	8%
Initial franchise and relicensing fees	3,178	2,779	399	14%	5,706	5,500	206	4%
Procurement services	6,836	6,673	163	2%	10,151	9,934	217	2%
Marketing and reservation	94,633	90,832	3,801	4%	165,562	153,799	11,763	8%
Hotel operations	1,224	1,073	151	14%	2,202	1,937	265	14%
Other	1,686	2,324	(638)	(27)%	5,252	3,998	1,254	31%
Total revenues	173,621	165,301	8,320	5%	302,790	280,582	22,208	8%
OPERATING EXPENSES:
Selling, general and administrative	24,554	26,539	(1,985)	(7)%	48,903	50,386	(1,483)	(3)%
Depreciation and amortization	1,977	1,948	29	1%	3,994	3,903	91	2%
Marketing and reservation	94,633	90,832	3,801	4%	165,562	153,799	11,763	8%
Hotel operations	867	860	7	1%	1,676	1,693	(17)	(1)%
Total operating expenses	122,031	120,179	1,852	2%	220,135	209,781	10,354	5%

Operating income	51,590	45,122	6,468	14%	82,655	70,801	11,854	17%

OTHER INCOME AND EXPENSES, NET:
Interest expense	3,540	3,267	273	8%	6,657	6,491	166	3%
Interest income	(394)	(221)	(173)	78%	(731)	(431)	(300)	70%
Other (gains) and losses	377	(38)	415	(1,092)%	(1,626)	1,005	(2,631)	(262)%
Equity in net (income) loss of affiliates	128	—	128	NM	183	(301)	484	(161)%
Total other income and expenses, net	3,651	3,008	643	21%	4,483	6,764	(2,281)	(34)%
Income before income taxes	47,939	42,114	5,825	14%	78,172	64,037	14,135	22%
Income taxes	16,077	14,536	1,541	11%	26,313	20,729	5,584	27%
Net income	$31,862	$27,578	$4,284	16%	$51,859	$43,308	$8,551	20%

Basic earnings per share	$0.55	$0.46	$0.09	20%	$0.89	$0.72	$0.17	24%
Diluted earnings per share	$0.55	$0.46	$0.09	20%	$0.89	$0.72	$0.17	24%

Choice Hotels International, Inc.		Exhibit 2
Consolidated Balance Sheets

(In thousands, except per share amounts)	June 30,	December 31,
	2012	2011
	(Unaudited)

ASSETS
Cash and cash equivalents	$485,390	$107,057
Accounts receivable, net	62,643	53,012
Investments, employee benefit plans, at fair value	5,184	12,094
Other current assets	30,656	22,633
Total current assets	583,873	194,796
Fixed assets and intangibles, net	131,992	135,252
Receivable -- marketing and reservation fees	64,838	54,014
Investments, employee benefit plans, at fair value	12,221	11,678
Other assets	64,814	51,949
Total assets	$857,738	$447,689
LIABILITIES AND SHAREHOLDERS' DEFICIT
Accounts payable and accrued expenses	$81,685	$92,240
Deferred revenue	64,422	68,825
Deferred compensation & retirement plan obligations	19,276	18,935
Current portion of long-term debt	683	673
Other current liabilities	15,674	3,892
Total current liabilities	181,740	184,565
Long-term debt	651,717	252,032
Deferred compensation & retirement plan obligations	19,482	20,593
Other liabilities	16,042	16,060
Total liabilities	868,981	473,250
Common stock, $0.01 par value	580	583
Additional paid-in-capital	101,719	102,665
Accumulated other comprehensive loss	(6,350)	(6,801)
Treasury stock, at cost	(932,663)	(916,955)
Retained earnings	825,471	794,947
Total shareholders' deficit	(11,243)	(25,561)
Total liabilities and shareholders' deficit	$857,738	$447,689

Choice Hotels International, Inc.		Exhibit 3
Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Six Months Ended June 30,

	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$51,859	$43,308
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	3,994	3,903
Provision for bad debts	1,236	1,340
Non-cash stock compensation and other charges	4,868	7,436
Non-cash interest and other (income) loss	(820)	22
Dividends received from equity method investments	399	159
Equity in net (income) loss of affiliates	183	(301)
Changes in assets and liabilities:
Receivables	(12,258)	(11,058)
Receivable - marketing and reservation fees, net	(2,389)	(11,387)
Accounts payable	6,330	6,026
Accrued expenses	(17,659)	(11,004)
Income taxes payable/receivable	11,808	11,404
Deferred income taxes	(194)	40
Deferred revenue	(4,404)	(6,463)
Other assets	(4,331)	(750)
Other liabilities	(820)	(624)
NET CASH PROVIDED BY OPERATING ACTIVITIES	37,802	32,051
CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in property and equipment	(6,236)	(5,110)
Equity method investments	(6,315)	(1,600)
Purchases of investments, employee benefit plans	(969)	(1,139)
Proceeds from sales of investments, employee benefit plans	8,969	347
Issuance of notes receivable	(5,820)	(2,651)
Collections of notes receivable	210	13
Other items, net	(226)	(192)
NET CASH USED IN INVESTING ACTIVITIES	(10,387)	(10,332)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments pursuant to revolving credit facilities	—	(200)
Repayments of long-term debt	(333)	(13)
Proceeds from the issuance of long-term debt	393,444	75
Purchase of treasury stock	(22,173)	(2,527)
Dividends paid	(21,396)	(21,922)
Excess tax benefits from stock-based compensation	641	1,061
Debt issuance costs	(153)	(2,356)
Proceeds from exercise of stock options	445	3,132
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	350,475	(22,750)
Net change in cash and cash equivalents	377,890	(1,031)
Effect of foreign exchange rate changes on cash and cash equivalents	443	733
Cash and cash equivalents at beginning of period	107,057	91,259
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$485,390	$90,961

CHOICE HOTELS INTERNATIONAL, INC.									Exhibit 4
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Six Months Ended June 30, 2012*			For the Six Months Ended June 30, 2011*			Change
	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR
Comfort Inn	$77.48	53.6%	$41.52	$75.27	51.1%	$38.47	2.9%	250	bps	7.9%
Comfort Suites	83.15	57.6%	47.92	81.82	53.7%	43.96	1.6%	390	bps	9.0%
Sleep	69.90	52.0%	36.32	67.81	48.7%	33.03	3.1%	330	bps	10.0%
Quality	66.29	46.8%	31.03	64.47	44.7%	28.81	2.8%	210	bps	7.7%
Clarion	71.85	44.6%	32.07	70.89	42.4%	30.07	1.4%	220	bps	6.7%
Econo Lodge	52.48	44.0%	23.09	51.60	42.4%	21.89	1.7%	160	bps	5.5%
Rodeway	49.36	46.2%	22.81	47.78	43.2%	20.66	3.3%	300	bps	10.4%
MainStay	67.02	67.4%	45.16	64.06	61.8%	39.57	4.6%	560	bps	14.1%
Suburban	40.48	67.3%	27.24	39.82	65.3%	25.99	1.7%	200	bps	4.8%
Ascend Collection	109.96	59.4%	65.28	106.96	55.3%	59.19	2.8%	410	bps	10.3%

Total	$70.38	50.7%	$35.66	$68.57	48.2%	$33.02	2.6%	250	bps	8.0%
* Operating statistics represent hotel operations from December through May

	For the Three Months Ended June 30, 2012*			For the Three Months Ended June 30, 2011*			Change
	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR
Comfort Inn	$79.87	60.2%	$48.05	$77.54	57.7%	$44.73	3.0%	250	bps	7.4%
Comfort Suites	85.71	64.2%	55.01	83.89	60.3%	50.55	2.2%	390	bps	8.8%
Sleep	72.52	58.7%	42.56	69.95	55.0%	38.45	3.7%	370	bps	10.7%
Quality	68.43	52.5%	35.95	66.58	50.4%	33.58	2.8%	210	bps	7.1%
Clarion	74.71	50.2%	37.53	73.14	47.9%	35.01	2.1%	230	bps	7.2%
Econo Lodge	54.14	49.2%	26.62	53.10	47.4%	25.14	2.0%	180	bps	5.9%
Rodeway	51.10	50.4%	25.76	49.34	47.7%	23.55	3.6%	270	bps	9.4%
MainStay	69.06	72.9%	50.32	66.31	69.2%	45.87	4.1%	370	bps	9.7%
Suburban	41.58	71.9%	29.89	41.13	69.7%	28.68	1.1%	220	bps	4.2%
Ascend Collection	114.40	66.4%	$75.94	$113.44	60.4%	$68.50	0.8%	600	bps	10.9%

Total	$72.69	56.6%	$41.16	$70.72	54.1%	$38.22	2.8%	250	bps	7.7%
* Operating statistics represent hotel operations from March through May

	For the Quarter Ended			For the Six Months Ended
	6/30/2012	6/30/2011		6/30/2012	6/30/2011
System-wide effective royalty rate	4.32%	4.33%		4.33%	4.34%

CHOICE HOTELS INTERNATIONAL, INC.								Exhibit 5
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	June 30, 2012		June 30, 2011		Variance

	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%
Comfort Inn	1,379	107,895	1,416	110,736	(37)	(2,841)	(2.6)%	(2.6)%
Comfort Suites	608	46,903	613	47,441	(5)	(538)	(0.8)%	(1.1)%
Sleep	391	28,327	394	28,625	(3)	(298)	(0.8)%	(1.0)%
Quality	1,082	93,655	1,027	89,571	55	4,084	5.4%	4.6%
Clarion	189	27,534	193	28,335	(4)	(801)	(2.1)%	(2.8)%
Econo Lodge	801	49,114	778	48,197	23	917	3.0%	1.9%
Rodeway	401	22,671	377	20,506	24	2,165	6.4%	10.6%
MainStay	40	3,083	39	3,007	1	76	2.6%	2.5%
Suburban	62	7,260	61	7,255	1	5	1.6%	0.1%
Ascend Collection	52	4,652	44	3,392	8	1,260	18.2%	37.1%
Cambria Suites	19	2,221	19	2,215	—	6	0.0%	0.3%
Domestic Franchises	5,024	393,315	4,961	389,280	63	4,035	1.3%	1.0%
International Franchises	1,175	104,522	1,156	102,086	19	2,436	1.6%	2.4%
Total Franchises	6,199	497,837	6,117	491,366	82	6,471	1.3%	1.3%

								Exhibit 6
CHOICE HOTELS INTERNATIONAL, INC.
SUPPLEMENTAL INFORMATION BY BRAND
DEVELOPMENT RESULTS -- DOMESTIC NEW HOTEL CONTRACTS
(UNAUDITED)

	For the Six Months Ended June 30, 2012			For the Six Months Ended June 30, 2011			% Change

	New			New			New
	Construction	Conversion	Total	Construction	Conversion	Total	Construction	Conversion	Total
Comfort Inn	6	12	18	5	18	23	20%	(33)%	(22)%
Comfort Suites	7	4	11	1	4	5	600%	0%	120%
Sleep	11	1	12	3	1	4	267%	0%	200%
Quality	—	63	63	—	35	35	NM	80%	80%
Clarion	—	7	7	—	8	8	NM	(13)%	(13)%
Econo Lodge	—	18	18	—	18	18	NM	0%	0%
Rodeway	—	31	31	—	18	18	NM	72%	72%
MainStay	1	1	2	1	3	4	0%	(67)%	(50)%
Suburban	—	1	1	2	1	3	(100)%	0%	(67)%
Ascend Collection	1	4	5	—	5	5	NM	(20)%	0%
Cambria Suites	2	—	2	2	—	2	0%	NM	0%
Total Domestic System	28	142	170	14	111	125	100%	28%	36%

	For the Three Months Ended June 30, 2012			For the Three Months Ended June 30, 2011			% Change
	New			New			New
	Construction	Conversion	Total	Construction	Conversion	Total	Construction	Conversion	Total
Comfort Inn	5	4	9	3	11	14	67%	(64)%	(36)%
Comfort Suites	6	2	8	1	2	3	500%	0%	167%
Sleep	8	1	9	1	1	2	700%	0%	350%
Quality	—	36	36	—	11	11	NM	227%	227%
Clarion	—	5	5	—	3	3	NM	67%	67%
Econo Lodge	—	14	14	—	12	12	NM	17%	17%
Rodeway	—	19	19	—	13	13	NM	46%	46%
MainStay	1	1	2	—	3	3	NM	(67)%	(33)%
Suburban	—	1	1	2	1	3	(100)%	0%	(67)%
Ascend Collection	—	2	2	—	4	4	NM	(50)%	(50)%
Cambria Suites	1	—	1	1	—	1	0%	NM	0%
Total Domestic System	21	85	106	8	61	69	163%	39%	54%

											Exhibit 7
CHOICE HOTELS INTERNATIONAL, INC.
DOMESTIC HOTEL PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR APPROVED FOR DEVELOPMENT
(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

							Variance
	June 30, 2012			June 30, 2011
	Units			Units			Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%
Comfort Inn	25	40	65	27	50	77	(2)	(7)%	(10)	(20)%	(12)	(16)%
Comfort Suites	2	82	84	3	108	111	(1)	(33)%	(26)	(24)%	(27)	(24)%
Sleep Inn	1	40	41	—	62	62	1	NM	(22)	(35)%	(21)	(34)%
Quality	39	3	42	25	5	30	14	56%	(2)	(40)%	12	40%
Clarion	14	1	15	16	2	18	(2)	(13)%	(1)	(50)%	(3)	(17)%
Econo Lodge	20	1	21	34	1	35	(14)	(41)%	—	0%	(14)	(40)%
Rodeway	31	1	32	15	1	16	16	107%	—	0%	16	100%
MainStay	1	22	23	4	37	41	(3)	(75)%	(15)	(41)%	(18)	(44)%
Suburban	2	14	16	—	22	22	2	NM	(8)	(36)%	(6)	(27)%
Ascend Collection	8	5	13	5	3	8	3	60%	2	67%	5	63%
Cambria Suites	—	26	26	—	31	31	—	NM	(5)	(16)%	(5)	(16)%
	143	235	378	129	322	451	14	11%	(87)	(27)%	(73)	(16)%

CHOICE HOTELS INTERNATIONAL, INC.					Exhibit 8
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

CALCULATION OF FRANCHISING REVENUES AND FRANCHISING MARGINS

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Franchising Revenues:

Total Revenues	$173,621	$165,301	$302,790	$280,582
Adjustments:
Marketing and reservation revenues	(94,633)	(90,832)	(165,562)	(153,799)
Hotel operations	(1,224)	(1,073)	(2,202)	(1,937)
Franchising Revenues	$77,764	$73,396	$135,026	$124,846
Franchising Margins:
Operating Margin:
Total Revenues	$173,621	$165,301	$302,790	$280,582
Operating Income	$51,590	$45,122	$82,655	$70,801
Operating Margin	29.7%	27.3%	27.3%	25.2%
Franchising Margin:
Franchising Revenues	$77,764	$73,396	$135,026	$124,846

Operating Income	$51,590	$45,122	$82,655	$70,801
Hotel operations	(357)	(213)	(526)	(244)
	$51,233	$44,909	$82,129	$70,557
Franchising Margins	65.9%	61.2%	60.8%	56.5%

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

(In thousands, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net Income	$31,862	$27,578	$51,859	$43,308
Adjustments, net of tax:
Loss on land held for sale	—	—	—	1,111
Adjusted Net Income	$31,862	$27,578	$51,859	$44,419
Weighted average shares outstanding-diluted	58,088	59,918	58,204	59,854
Diluted Earnings Per Share	$0.55	$0.46	$0.89	$0.72
Adjustments:
Loss on land held for sale	—	—	—	—
Adjusted Diluted Earnings Per Share (EPS)	$0.55	$0.46	$0.89	$0.74
EBITDA Reconciliation
(in millions)
	Q2 2012 Actuals	Q2 2011 Actuals	Six Months Ended June 30, 2012 Actuals	Six Months Ended June 30, 2011 Actuals	Full-Year 2012 Outlook
Operating Income (per GAAP)	$51.6	$45.1	$82.7	$70.8	$192.7-$195.2
Depreciation and amortization	2.0	1.9	4.0	3.9	8.3
Earnings before interest, taxes, depreciation & amortization (non-GAAP)	$53.6	$47.0	$86.7	$74.7	$201.0-$203.5